CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 23, 2012, relating to the financial statements and financial highlights of BlackRock Credit Allocation Income Trust I, Inc., BlackRock Credit Allocation Income Trust II, Inc., BlackRock Credit Allocation Income Trust III, and BlackRock Credit Allocation Income Trust IV (collectively, the “Funds”), appearing in the Annual Report on Form N-CSR of each respective fund for the year ended October 31, 2011. We also consent to the references to us under the headings “Other Service Providers – Independent Registered Public Accounting Firm”, and “Financial Highlights” in the Joint Proxy Statement/Prospectus, and “Independent Registered Public Accounting Firm”, and “Form of Agreement and Plan of Reorganization” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 18, 2012

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